FORM 8-A/A
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               UNOCAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


                DELAWARE                                   95-3825062
(State of Incorporation or Organization)       (IRS Employer Identification No.)
          2141 ROSECRANS AVENUE                              90245
               SUITE 4000                                  (Zip Code)
        EL SEGUNDO, CALIFORNIA
 (Address of Principal Executive Offices)

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                                                  NAME OF EACH EXCHANGE ON WHICH
   TITLE OF EACH CLASS TO BE SO REGISTERED        EACH CLASS IS TO BE REGISTERED
   ---------------------------------------        ------------------------------

Preferred Share Purchase Rights                    New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d) (2), please check the following box: [ ]

Securities Act registration statement file number to which this relates (if applicable): N/A

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                      NONE
                                (TITLE OF CLASS)

                  The undersigned registrant hereby amends its registration statement on Form 8-A filed with the Securities and Exchange Commission on January 6, 2000.

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                  Item 1 to the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on January 6, 2000, by the undersigned registrant is hereby amended by adding to the last paragraph of such Item the following:

AMENDMENT

                  Unocal Corporation, a Delaware corporation ("Unocal"), ChevronTexaco Corporation, a Delaware corporation ("ChevronTexaco") and Blue Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of ChevronTexaco ("Merger Sub"), entered into an Agreement and Plan of Merger, dated as of April 4, 2005 (the "Merger Agreement") providing for the acquisition of Unocal by ChevronTexaco through a merger of Unocal with and into Merger Sub (the "Merger").

                  In connection with the Merger, Unocal and Mellon Investor Services LLC have entered into an Amendment on April 4, 2005 (the "Rights Agreement Amendment") to the Rights Agreement, dated as of January 6, 2000, between Unocal and Mellon Investor Services LLC (formerly ChaseMellon Shareholder Services, L.L.C.) as Rights Agent (the "Rights Agreement"). The Rights Agreement Amendment is attached as Exhibit 4.2 hereto.

ITEM 2.  EXHIBITS.

4.1 Rights Agreement, dated as of January 5, 2000, between Unocal and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (incorporated by reference to Exhibit 4 to Unocal's 8-A12B dated January 6, 2000, File No. 1-8483), as amended by (1) Amendment to Rights Agreement, dated as of March 27, 2002 (incorporated by reference to Exhibit 10 to Unocal's Current Report on Form 8-K dated March 27, 2002, File No. 1-8483); (2) Amendment No. 2 to Rights Agreement, dated as of August 2, 2002 (incorporated by reference to Exhibit 10 to Unocal's Current Report on Form 8-K dated August 2, 2002, File No. 1-8483); and (3) Amendment No. 3 to Rights Agreement, dated as of April 1, 2003 (incorporated by reference to Exhibit 10 to Unocal's Current Report on Form 8-K dated April 1, 2003, File No. 1-8483).

4.2 Amendment No. 4 to Rights Agreement, dated as of April 4, 2005, by and between Unocal and Mellon Investor Services LLC, successor to ChaseMellon Shareholder Services, L.L.C.

                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                  UNOCAL CORPORATION

Dated:  April 7, 2005                             By: /s/ Terry G. Dallas
                                                     ---------------------------
                                                      Name:  Terry G. Dallas
                                                      Title: Executive Vice
                                                             President and Chief
                                                             Financial Officer

                                  EXHIBIT LIST


4.1 Rights Agreement, dated as of January 5, 2000, between Unocal and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (incorporated by reference to Exhibit 4 to Unocal's 8-A12B dated January 6, 2000, File No. 1-8483), as amended by (1) Amendment to Rights Agreement, dated as of March 27, 2002 (incorporated by reference to Exhibit 10 to Unocal's Current Report on Form 8-K dated March 27, 2002, File No. 1-8483); (2) Amendment No. 2 to Rights Agreement, dated as of August 2, 2002 (incorporated by reference to Exhibit 10 to Unocal's Current Report on Form 8-K dated August 2, 2002, File No.1-8483); and (3) Amendment No. 3 to Rights Agreement, dated as of April 1, 2003 (incorporated by reference to Exhibit 10 to Unocal's Current Report on Form 8-K dated April 1, 2003, File No. 1-8483).

4.2 Amendment No. 4 to Rights Agreement, dated as of April 4, 2005, by and between Unocal and Mellon Investor Services LLC.